SMALLCAP World Fund, Inc.
September 30, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$62,231
Class B	$-
Class C	$-
Class T	$-
Class F-1	$2,327
Class F-2	$14,539
Class F-3	$-
Total	$79,097
Class 529-A	$2,838
Class 529-B	$-
Class 529-C	$-
Class 529-E	$47
Class 529-T	$-
Class 529-F-1	$445
Class R-1	$-
Class R-2	$-
Class R-2E	$10
Class R-3	$614
Class R-4	$2,659
Class R-5	$2,157
Class R-5E	$61
Class R-6	$25,213
Total	$34,044
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.1589
Class B	$-
Class C	$-
Class T	$-
Class F-1	$0.1520
Class F-2	$0.2921
Class F-3	$-
Class 529-A	$0.1298
Class 529-B	$-
Class 529-C	$-
Class 529-E	$0.0406
Class 529-T	$-
Class 529-F-1	$0.2280
Class R-1	$-
Class R-2	$-
Class R-2E	$0.0672
Class R-3	$0.0363
Class R-4	$0.1681
Class R-5E	$0.3465
Class R-5	$0.2945
Class R-6	$0.3324
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	384,599
Class B	-
Class C	16,431
Class T*	-
Class F-1	14,403
Class F-2	51,464
Class F-3	21,907
Total	488,804
Class 529-A	21,732
Class 529-B	-
Class 529-C	6,254
Class 529-E	1,103
Class 529-T*	-
Class 529-F-1	2,025
Class R-1	590
Class R-2	12,353
Class R-2E	284
Class R-3	15,777
Class R-4	15,684
Class R-5	7,449
Class R-5E	210
Class R-6	93,772
Total	177,233
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$55.60
Class B	$-
Class C	$49.30
Class T	$55.64
Class F-1	$55.00
Class F-2	$56.24
Class F-3	$55.74
Class 529-A	$55.01
Class 529-B	$-
Class 529-C	$50.18
Class 529-E	$53.57
Class 529-T	$55.63
Class 529-F-1	$55.58
Class R-1	$50.79
Class R-2	$50.82
Class R-2E	$55.26
Class R-3	$53.47
Class R-4	$55.18
Class R-5E	$55.55
Class R-5	$56.99
Class R-6	$56.40
* Amount less than one thousand